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                                                                    EXHIBIT 12.1

               Computation of Ratios of Earnings to Fixed Charges

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                                      SIX MONTHS ENDED                           YEARS ENDED DECEMBER 31
                                        JUNE 30, 2002        2001           2000           1999           1998        1997
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
 Fixed Charges:
 Interest charges                             $ 9,669       $21,446        $ 6,838        $ 6,632       $ 8,068    $ 11,020
 Interest Portion of Rent Expense                  41            56             15             30            22          32
                                       -------------------------------------------------------------------------------------
 Total Fixed Charges                          $ 9,710       $21,502        $ 6,853        $ 6,662       $ 8,090    $ 11,052
                                       -------------------------------------------------------------------------------------


 Earnings:
 Earnings                                     $ 5,001       $ 1,870        $15,528        $ 7,782       $ 4,306    $ (5,513)
 Interest Charges                               9,669        21,446          6,838          6,632         8,068      11,020
 Interest Portion of Rent Expense                  41            56             15             30            22          32
                                       -------------------------------------------------------------------------------------
 Total Earnings                               $14,711       $23,372        $22,381        $14,444       $12,396    $  5,539
                                       -------------------------------------------------------------------------------------
 Ratio of earnings to fixed charges               1.5x          1.1x           3.3x           2.2x          1.5x         --
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